UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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A10 NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)
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A10 NETWORKS, INC.
3 WEST PLUMERIA DRIVE
SAN JOSE, CALIFORNIA 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10 a.m. Pacific Time on Wednesday, December 4, 2019

Dear Stockholders of A10 Networks, Inc.:

The 2019 annual meeting of stockholders (the “Annual Meeting”) of A10 Networks, Inc., a Delaware corporation, will be held on Wednesday, December 4, 2019 at 10:00 a.m. Pacific Time, at 3 West Plumeria Drive, San Jose, California, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect each of the four director nominees named in the accompanying proxy statement, to serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;
2.	To amend and restate our Certificate of Incorporation to eliminate supermajority voting provisions relating to amendments to the Certificate of Incorporation and bylaws (Proposal 2(a)) and removal of directors (Proposal 2(b));
3.	To ratify the appointment of Armanino LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on October 10, 2019 as the record date for the Annual Meeting. Only stockholders of record on October 10, 2019 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement. If you plan on attending the Annual Meeting as a stockholder, please follow the instructions on page 3 of the proxy statement.

This proxy statement and our annual report can be accessed directly at the following website: http://www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

YOUR VOTE IS ESPECIALLY IMPORTANT BECAUSE PROPOSAL 2 REQUIRES THE AFFIRMATIVE VOTE OF AT LEAST 66 2/3% OF THE OUTSTANDING SHARES ENTITLED TO VOTE ON THE RECORD DATE. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of A10 Networks, Inc. and look forward to either greeting you personally at the Annual Meeting or receiving your proxy.

By order of the Board of Directors,

Lee Chen
President, Chief Executive Officer and Chairman
San Jose, California
October 23, 2019

i

A10 NETWORKS, INC.

PROXY STATEMENT
FOR 2019 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Pacific Time on Wednesday, December 4, 2019

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2019 annual meeting of stockholders of A10 Networks, Inc., a Delaware corporation (the “Company”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, December 4, 2019 at 10:00 a.m. Pacific Time, at 3 West Plumeria Drive, San Jose, California. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about October 23, 2019 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

What matters am I voting on?

You will be voting on:

•	the election of four director nominees named in this proxy statement, to serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;
•	the amendment and restatement of our Certificate of Incorporation to eliminate supermajority voting provisions relating to amendments to the Certificate of Incorporation and bylaws (Proposal 2(a)) and removal of directors (Proposal 2(b));
•	the ratification of the appointment of Armanino LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019; and
•	any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

•	“FOR” the election of each of the director nominees;
•	“FOR” each of the proposals to amend and restate our Certificate of Incorporation to eliminate supermajority voting provisions; and
•	“FOR” the ratification of the appointment of Armanino LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

Who is entitled to vote?

Holders of our common stock as of the close of business on October 10, 2019, the record date, may vote at the Annual Meeting. As of the record date, there were [               ] shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

•	Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that each of the four nominees who receives the largest number of votes cast “for” is elected as director. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.
•	Proposal No. 2: Under the existing supermajority voting provisions set forth in the Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all outstanding shares of our common stock is required to approve Proposal 2(a) and Proposal 2(b). Abstentions and broker non-votes will have the same effect as votes against these proposals. You may vote “for,” “against” or abstain” on Proposal 2(a) and Proposal 2(b).
•	Proposal No. 3: The ratification of the appointment of Armanino LLP requires the affirmative vote of a majority of the votes cast on this proposal. Abstentions are considered votes cast, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal. You may vote “for,” “against” or abstain” on this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	by Internet at http://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 3, 2019 (have your proxy card in hand when you visit the website);
•	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call);
•	by completing and mailing your proxy card (if you received printed proxy materials); or
•	by written ballot at the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;
•	returning a later-dated proxy card;
•	notifying the Secretary of A10 Networks, Inc., in writing, at A10 Networks, Inc., 3 West Plumeria Drive, San Jose, California 95134; or
•	completing a written ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Annual Meeting in person?

To attend the meeting, you must be a holder of Company shares as of the record date of October 10, 2019. If you plan to attend, please notify the Company no later than December 3, 2019 at 5:00 p.m. Pacific Time by contacting Jaime Garcia (jgarcia@a10networks.com/408-643-8105).

On the day of the meeting, you may be required to present a valid picture identification such as a driver’s license or passport and you may be denied admission if you do not. Please note that seating is limited. Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the Annual Meeting.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Lee Chen, Tom Constantino and Robert Cochran have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to provide our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about October 23, 2019 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual stockholder meetings.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Armanino LLP. Your broker will not have discretion to vote on any other proposal absent direction from you.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to such Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” which allows us to deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

A10 Networks, Inc.
Attention: Investor Relations
3 West Plumeria Drive
San Jose, California 95134
(408) 325-8668

Street name stockholders may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered at our 2020 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices prior to certain deadlines. Those deadlines vary based upon when we actually hold our 2020 annual meeting and also whether the stockholder intends the proposal to be included in our proxy statement for the meeting.

Proposals Intended to be Included in our Proxy Statement

If we hold the 2020 annual meeting no more than 30 days before or after the one-year anniversary of this year’s Annual Meeting, then, for a stockholder proposal to be considered for inclusion in our proxy statement for the 2020 annual meeting, our Secretary must receive the written proposal at our principal executive offices no later than June 25, 2020.

If we hold the 2020 annual meeting more than 30 days before or after the one-year anniversary of this year’s Annual Meeting, then our Secretary must receive the written proposal at our principal executive offices no earlier than the 120th day before the actual date of the 2020 annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to the 2020 annual meeting; or
•	the 10th day following the day on which we first announce publicly the date of the 2020 annual meeting.

In addition, stockholder proposals must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

A10 Networks, Inc.
Attention: Secretary
3 West Plumeria Drive
San Jose, California 95134

Proposals Not Intended to be Included in our Proxy Statement

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal at an annual meeting of stockholders but who do not intend for the proposal to be included in our proxy statement for the meeting. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in the bylaws.

If we hold the 2020 annual meeting no more than 30 days before or after the one-year anniversary of this year’s Annual Meeting, then, for a stockholder proposal to be considered at the 2020 annual meeting, our Secretary must receive the written notice at our principal executive offices at the above address:

•	no earlier than August 9, 2020; and
•	no later than the close of business on September 8, 2020.

If we hold the 2020 annual meeting more than 30 days before or after the one-year anniversary of this year’s Annual Meeting, then our Secretary must receive the written notice no earlier than the close of business on the 120th day before the actual date of the 2020 annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to the 2020 annual meeting; or
•	the 10th day following the day on which we first announce publicly the date of the 2020 annual meeting.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear at such annual meeting to present such proposal, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, a stockholder must provide the information required by our bylaws and give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “—Proposals Not Intended to be Included in our Proxy Statement.”

Availability of Bylaws

You may contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of six members. Five of our directors are independent within the meaning of the listing standards of the New York Stock Exchange. At our 2018 annual meeting of stockholders, our stockholders approved a phased-in declassification of our board of directors. Accordingly, our directors in Class III will continue in office until their terms expire at our 2020 annual meeting of stockholders, at which point our board of directors will be completely declassified and all director nominees will be subject to election for a one-year term.

In July 2019, we entered into a letter agreement with VIEX Capital Advisors, LLC, VIEX Opportunities Fund, LP – Series One, VIEX Opportunities Fund, LP – Series Two, VIEX GP, LLC, VIEX Special Opportunities Fund II, LP, VIEX Special Opportunities GP II, LLC, VIEX Special Opportunities Fund III, LP, VIEX Special Opportunities GP III, LLC and Eric Singer (collectively, the “VIEX Group”), pursuant to which we agreed, among other things, to nominate and support Mr. Singer and Tor. R. Braham for election as directors at the Annual Meeting. Subject to certain exceptions set forth in the letter agreement, the VIEX Group agreed to vote all of its shares at the Annual Meeting in a manner consistent with the recommendation of our board of directors. The Viex Group also agreed to customary standstill restrictions.

The following table sets forth the names, ages as of September 30, 2019, and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing Class III members of our board of directors:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms expiring at the Annual Meeting/Nominees
Tor R. Braham(1)(2)	N/A	61	Director	2018	2019	2020
Peter Y. Chung(2)(3)	N/A	51	Director	2013	2019	2020
Phillip J. Salsbury(1)(2)(3)	N/A	77	Director	2013	2019	2020
Eric Singer(2)(3)	N/A	45	Director	2019	2019	2020
Continuing Directors
Lee Chen	III	65	Chief Executive Officer, President and Chairman	2004	2020
Alan S. Henricks(1)(2)(3)	III	68	Director	2014	2020
(1)	Member of our audit committee
(2)	Member of our compensation committee
(3)	Member of our nominating and corporate governance committee

Nominees for Director

Tor R. Braham has served as a member of our board of directors since March 2018. He is currently a director of Altaba Inc., an independent, non-diversified, closed-end management investment company and Viavi Solutions Inc., a network and service enablement and optical coatings company. He previously served as a member of the board of directors of Yahoo, a provider of web services from April 2016 to June 2017, NetApp, Inc., a computer storage and data management company, from September 2013 to March 2016 and Sigma Designs, Inc., an integrated circuit provider for the home entertainment market, from June 2014 to August 2016. Mr. Braham served as Managing Director and Global Head of Technology Mergers and Acquisitions for Deutsche Bank Securities Inc., an investment bank, from 2004 until November 2012. From 2000 to 2004, he served as Managing Director and Co-Head of West Coast U.S. Technology, Mergers and Acquisitions for Credit Suisse First Boston, an investment bank. Prior to that role, Mr. Braham served as an investment banker with Warburg Dillon Read LLC and as an attorney at Wilson Sonsini Goodrich & Rosati. Mr. Braham has specific attributes that qualify him to serve as a member of our board of directors, including his extensive financial experience and knowledge of the technology industry gained through his service as an investment banker and lawyer to technology companies, as well as his service on public and private company boards.

Peter Y. Chung has served as a member of our board of directors since June 2013. Mr. Chung is a Managing Director and Chief Executive Officer of Summit Partners, L.P., where he has been employed since 1994. He is currently a director of Acacia Communications and MACOM Technology Solutions Holdings, Inc. as well as several privately-held companies. Previously, Mr. Chung served as a director of Ubiquiti Networks, Inc., a company that develops networking technology. Mr. Chung has an M.B.A. from the Stanford University Graduate School of Business and an A.B. in Economics from Harvard University. Mr. Chung has specific attributes that qualify him to serve as a member of our board of directors, including his experience in investment banking, private equity and venture capital investing and in the communications technology sector, as well as his prior service on public and private company boards.

Dr. Phillip J. Salsbury has served as a member of our board of directors since May 2013. Dr. Salsbury is also our lead independent director. From 2005 to April 2010, Dr. Salsbury served as a director of Techwell, Inc., a fabless semiconductor public company that was acquired by Intersil Corporation. Dr. Salsbury was a founder, the Chief Technology Officer, and later the president and Chief Executive Officer of SEEQ Technology, Inc., a non-volatile memory and Ethernet communications semiconductor company, from January 1981 until its acquisition by LSI Logic Corporation, a large semiconductor company, in June 1999. He holds a Ph.D. and an M.S. in Electrical Engineering from Stanford University and a B.S. in Electrical Engineering from the University of Michigan. Dr. Salsbury has specific attributes that qualify him to serve as a member of our board of directors, including his strong technical background and management experience as chief executive officer of a public company, and his prior service as a director of a public company.

Eric Singer has served as a member of our board of directors since July 2019. Mr. Singer is a founder and Managing Member of VIEX Capital Advisors. In addition to a long track record as a successful investor in technology companies, Mr. Singer has substantial experience serving on public boards and in assisting them in creating and expanding shareholder value. Mr. Singer is currently a director of Quantum Corporation and previously served on the boards of directors of Numerex Corp., YuMe, Inc., Support.com, Meru Networks, PLX Technology, Inc., and Sigma Designs, Inc., among other companies. Mr. Singer has a B.A. from Brandeis University. Mr. Singer has specific attributes that qualify him to serve as a member of our board of directors, including his extensive financial and operating experience and knowledge of the technology industry gained through his service on public and private company boards.

Continuing Directors

Lee Chen has served as our President, Chief Executive Officer and as a member of our board of directors since July 2004, and as the chairman of our board of directors since March 2014. From 1996 to August 2004, Mr. Chen served in a variety of positions, including as Vice President of Software Engineering and Quality Assurance at Foundry Networks, Inc., a company that designed, manufactured and sold high-end enterprise and service provider switches and routers, as well as wireless, security, and traffic management solutions. Mr. Chen has previously held management and senior technical positions at OTS, Apple Computer, Convergent Technologies, Inc. and InSync Group, and was a co-founder of Centillion Networks, Inc. Mr. Chen has an M.S.E.E. from San Jose State University and a B.S. in Electrophysics from National Chiao-Tung University in Taiwan. Mr. Chen is a technology pioneer, especially in the area of Internet Protocol Multicast and System & System Security, and holds numerous patents. Mr. Chen has specific attributes that qualify him to serve as a member of our board of directors, including his extensive knowledge of the Company’s business and experience in executive and technical positions at technology companies.

Alan S. Henricks has served as a member of our board of directors since March 2014. Since May 2012 he has served as a member of the board of directors and audit committee chairman of Roku, Inc. (NASDAQ: ROKU), a streaming media company. Since May 2015 he has served as a member of the board of directors and audit committee of Model N, Inc. (NYSE: MODN), a provider of cloud-based Revenue Management solutions, and since February 2017, he has served as a member of its compensation committee. From April 2010 to June 2015 he served as a member of the board of directors and audit committee of Ellie Mae, Inc. (NYSE: ELLI), a SaaS company, and as its lead independent director from November 2012 to May 2014. Mr. Henricks has also been a board member, advisor and consultant to a variety of companies including Tile, Ring, Percolate, Livescribe, and Santur. Prior to May 2009, Mr. Henricks served as Chief Financial Officer of several private and public companies including Pure Digital Technologies, Inc., Traiana Inc., Informix Software, Inc., Documentum, Inc., Borland International, Inc., Cornish & Carey and Maxim Integrated Products, Inc. Mr. Henricks holds a Bachelor of Science in Engineering from the Massachusetts Institute of Technology and a Master of Business Administration from Stanford University.

Mr. Henricks has specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience serving as chief financial officer of both public and private companies, as well as his service on public and private company boards.

Director Independence

Our common stock is listed on the New York Stock Exchange. Under the listing standards of the New York Stock Exchange, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of the New York Stock Exchange require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the New York Stock Exchange, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the New York Stock Exchange. In addition, compensation committee members must also satisfy the independence criteria set forth under the listing standards of the New York Stock Exchange.

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our board of directors has determined that Messrs. Braham, Chung, Henricks, Salsbury and Singer do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of the New York Stock Exchange. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”

Board Leadership Structure

Mr. Chen currently serves as both chairman of our board of directors and our Chief Executive Officer. Our board believes that the current board leadership structure provides effective independent oversight of management while allowing our board and management to benefit from Mr. Chen’s leadership and years of experience as an executive in the networking industry. Mr. Chen is best positioned to identify strategic priorities, lead critical discussion and execute our strategy and business plans. Mr. Chen possesses detailed in-depth knowledge of the issues, opportunities, and challenges facing us.

Lead Independent Director

Because the chairman of our board of directors is not an independent director, our board determined that it would be beneficial to have a lead independent director to, among other things, preside over executive sessions of the independent directors, which provides our board with the benefit of having the perspective of entirely independent directors. Independent directors and management sometimes have different perspectives and roles in strategy development.

Dr. Salsbury serves as our lead independent director. In this role, Dr. Salsbury presides over periodic meetings of our independent directors, serves as a liaison between our chairman of the board of directors and the independent directors, and performs such additional duties as our board of directors may otherwise determine and delegate.

Board Meetings and Committees

During our fiscal year ended December 31, 2018, the board of directors held nineteen (19) meetings (including regularly scheduled and special meetings) and acted by written consent three (3) times. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Four (4) of our directors attended our 2018 annual meeting of stockholders. Our board of directors has established three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of these committees is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee

The audit committee is comprised of Messrs. Braham, Henricks and Salsbury. Mr. Henricks is the chair of the audit committee. Our board of directors has determined that each of the members of this committee satisfies the requirements for independence and financial literacy under the applicable rules and regulations of the New York Stock Exchange and the SEC. Our board of directors has also determined that Mr. Henricks qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of the New York Stock Exchange.

The audit committee is responsible for, among other things:

•	selecting and hiring our registered public accounting firm;
•	evaluating the performance and independence of our registered public accounting firm;
•	approving the audit and pre-approving any non-audit services to be performed by our registered public accounting firm;
•	reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;
•	reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;
•	overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters;
•	reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements, and our publicly filed reports;
•	reviewing and approving in advance any proposed related person transactions; and
•	preparing the audit committee report to be included in our annual proxy statement as required by the SEC.

The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the charter of the audit committee is available on our website at http://investors.a10networks.com. During 2018, the audit committee held twenty (20) meetings and acted by written consent one (1) time.

Compensation Committee

The compensation committee consists of Messrs. Braham, Chung, Henricks, Salsbury and Singer. Mr. Chung is the chair of the compensation committee. Our board of directors has determined that each member of this committee is independent under the applicable rules and regulations of the New York Stock Exchange and the SEC, a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The compensation committee is responsible for, among other things:

•	reviewing and approving our Chief Executive Officer’s and other executive officers’ annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change in control agreements, and any other benefits, compensation or arrangements;
•	administering our equity compensation plans;
•	overseeing our overall compensation philosophy, compensation plans, and benefits programs; and
•	preparing the compensation committee report to be included in our annual proxy statement as required by the SEC.

The compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of the compensation committee is available on our website at http://investors.a10networks.com. During 2018, the compensation committee held six (6) meetings and acted by written consent two (2) times.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Messrs. Chung, Henricks, Salsbury and Singer. Dr. Salsbury is the chair of the nominating and corporate governance committee. Our board of directors has determined that each member of this committee meets the requirements for independence under the rules of the New York Stock Exchange.

The nominating and corporate governance committee is responsible for, among other things:

•	evaluating and making recommendations regarding the composition, organization, and governance of our board of directors and its committees;
•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;
•	reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations; and
•	reviewing actual and potential conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the audit committee, and approving or prohibiting any involvement of such persons in matters that may involve a conflict of interest.

The nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the New York Stock Exchange. A copy of the charter of the nominating and corporate governance committee is available on our website at http://investors.a10networks.com. During 2018, the nominating and corporate governance committee held one (1) meeting and acted by written consent one (1) time.

Compensation Committee Interlocks and Insider Participation

Messrs. Braham, Chung, Henricks, Salsbury and Singer are the members of our compensation committee. None of the members of our compensation committee is or has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our compensation committee or our board of directors.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, diversity (including, but not limited to, diversity of gender, ethnicity, race, international background and life experience), independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and committee responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that our board should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for director recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of the company continuously for at least twelve (12) months prior to the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation currently in effect and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our board of directors. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Any nomination should be sent in writing to our Secretary at A10 Networks, Inc., 3 West Plumeria Drive, San Jose, CA 95134. If we hold the 2020 annual meeting of stockholders no more than 30 days before or after the one-year anniversary of this year’s Annual Meeting, then our Secretary must receive the written nomination;

•	no earlier than August 9, 2020; and
•	no later than the close of business on September 8, 2020.

If we hold the 2020 annual meeting more than 30 days before or after the one-year anniversary of this year’s Annual Meeting, then our Secretary must receive the written nomination no earlier than the close of business on the 120th day before the actual date of the 2020 annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to the 2020 annual meeting; or
•	the 10th day following the day on which we first announce publicly the date of the 2020 annual meeting.

Communications with the Board of Directors

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our General Counsel at A10 Networks, Inc., 3 West Plumeria Drive, San Jose, CA 95134, Attn: General Counsel. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our General Counsel, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, forward such communications to the member or members of our board of directors to whom such communications were directed, or if none is specified, to the Chairman of our board of directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and

Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website at http://investors.a10networks.com. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the company, as well as at such other times as they deemed appropriate.

While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures, and legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our audit committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risks associated with internal control over financial reporting and liquidity risk. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Director Compensation

Equity Compensation

Each non-employee director who first joins our board of directors will be granted an initial equity award with a value of $225,000. On the date of each annual meeting of stockholders, each continuing non-employee director will be granted an annual equity award with a value of $150,000. However, a continuing non-employee director who, as of the date of our annual stockholder meeting, has not served as a board member for the entire 12-month period prior to the annual stockholder meeting will receive an annual award with a value that is prorated based on the number of months the director served during the prior year. The initial and annual equity awards will be granted in the form of restricted stock units, and the number of shares to be granted pursuant to such equity awards will be determined by the closing price of a share of our common stock on the New York Stock Exchange on the grant date. A non-employee director who is not continuing as a director following an annual stockholder meeting will not receive an annual equity award at such meeting.

The initial equity award will be scheduled to vest in three, equal, annual installments from the date the non-employee director joins our board of directors, subject to continued service with us through each such date. Each annual equity award will vest as to 100% of the underlying shares on the earlier of the one-year anniversary of the award’s grant date or the date of our next annual stockholder meeting, subject to continued service with us through such date.

Cash Compensation

Our board of directors approved the following annual compensation package for our non-employee directors:

Annual Cash Retainer ($)
Annual retainer	30,000
Additional retainer for audit committee chair	20,000
Additional retainer for audit committee member	7,500
Additional retainer for compensation committee chair	12,000
Additional retainer for compensation committee member	5,000
Additional retainer for nominating and governance committee chair	7,500
Additional retainer for nominating and governance committee member	3,500
Additional retainer for non-executive chairman of the board of directors(1)	30,000
Additional retainer for independent lead director	15,000
(1)	During 2018, we had an executive chairman of the board. Accordingly, no payment was made in relation to this position in 2018.

Director Compensation for 2018

The following table provides information regarding the total compensation that was paid by the Company to each of our non-employee directors in 2018. None of our non-employee directors were granted option awards in 2018.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Peter Y. Chung	46,734	149,997	196,731
Alan S. Henricks	58,500	149,997	208,497
Phillip J. Salsbury	65,000	149,997	214,997
Tor R. Braham	35,916	312,496	348,412
(1)	The aggregate number of shares of our common stock subject to option awards and stock awards outstanding at December 31, 2018, for each non-employee director is as follows:
Name	Aggregate Number of Option Awards Outstanding at December 31, 2018 (#)	Aggregate Number of Stock Awards Outstanding at December 31, 2018 (#)
Peter Y. Chung	—	23,112
Alan S. Henricks	30,000	23,112
Phillip J. Salsbury	—	23,112
Tor R. Braham	—	48,097
(2)	The amount reported in the Stock Awards column is the aggregate grant date fair value of the stock award, computed in accordance with equity compensation provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. As required by the rules of the SEC, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. Note that the amount reported in this column does not correspond to the actual economic value that may be received by the director from the award.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our board of directors is currently composed of six members. In accordance with our amended and restated certificate of incorporation currently in effect, our board of directors, which was previously divided into three staggered classes of directors, was declassified after our 2018 annual meeting as to the Class I directors and, at the Annual Meeting will be declassified as to the Class II directors. At our 2020 annual meeting, the Class III directors will be declassified such that all elected directors will serve for one-year terms. At the Annual Meeting, each of the recommended nominees, if elected, will serve for a one-year term.

Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal.

Nominees

As recommended by the nominating and corporate governance committee, the board’s nominees for election to the board are the following current members of the board: Tor R. Braham, Peter Y. Chung, Phillip J. Salsbury and Eric Singer. Mr. Braham joined the board in March 2018, Mr. Chung was most recently elected by the stockholders at the 2017 annual meeting, Dr. Salsbury was most recently elected by the stockholders at the 2018 annual meeting and Mr. Singer joined the board in July 2019. If elected, each nominee would hold office until the annual meeting to be held in 2020 and until his successor is elected and qualified or until his earlier death, resignation or removal. For information concerning the nominee, please see the section titled “Board of Directors and Corporate Governance.”

In July 2019, we entered into a letter agreement with VIEX Capital Advisors, LLC, VIEX Opportunities Fund, LP – Series One, VIEX Opportunities Fund, LP – Series Two, VIEX GP, LLC, VIEX Special Opportunities Fund II, LP, VIEX Special Opportunities GP II, LLC, VIEX Special Opportunities Fund III, LP, VIEX Special Opportunities GP III, LLC and Eric Singer (collectively, the “VIEX Group”), pursuant to which we agreed, among other things, to nominate and support Mr. Singer and Tor. R. Braham for election as directors at the Annual Meeting. Subject to certain exceptions set forth in the letter agreement, the VIEX Group agreed to vote all of its shares at the Annual Meeting in a manner consistent with the recommendation of our board of directors. The Viex Group also agreed to customary standstill restrictions.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of the four nominees listed above. We expect that each nominee will accept their nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

The election of each director requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
AMENDMENT AND RESTATEMENT OF THE COMPANY’S
CERTIFICATE OF INCORPORATION

We are seeking stockholder approval to amend and restate the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) to eliminate the supermajority voting provisions from the Certificate and to replace such provisions with a majority voting standard (the “Proposed Certificate Amendment”). As discussed further below, the Certificate currently requires a two-thirds supermajority vote for stockholders to (i) amend the Company’s Amended and Restated Bylaws (the “Bylaws”) and certain provisions in the Certificate (see Proposal 2(a)), and (ii) remove directors from office (see Proposal 2(b)). In light of the differing nature of the provisions affected, this matter is presented as two separate voting items. Approval of either of Proposal 2(a) or Proposal 2(b) is not conditioned upon approval of the other.

Purpose and Effect of the Proposed Amendment

The Proposed Certificate Amendment is a result of our board of directors’ ongoing review of our corporate governance guidelines. In developing the Proposed Certificate Amendment, our board of directors (including all members of the nominating and corporate governance committee) carefully considered the implications of amending our Certificate to eliminate supermajority voting provisions. Our board of directors recognizes that supermajority voting requirements are intended to protect against self-interested action on the part of large stockholders by requiring broad stockholder support for certain types of governance changes. In this regard, the Proposed Certificate Amendment may make it easier for one or more stockholders to remove directors or effect other corporate governance changes in the future and may make it more difficult for our board of directors to protect stockholders’ interests if presented with an acquisition proposal that undervalues the Company. Nevertheless, our board of directors also recognizes that many investors and others now view supermajority voting provisions as unduly limiting the board’s accountability to stockholders or stockholder participation in the corporate governance of the Company. After considering stockholder input, as well as consulting with management and outside advisors, our board of directors believes that the Proposed Certificate Amendment is in the best interest of the Company and our stockholders.

Proposal 2(a): Eliminate Supermajority Voting Provisions to Amend Our Governance Documents

Currently, the Certificate states that stockholders can alter, amend or repeal the Bylaws only if that action is approved by at least a two-thirds supermajority vote (see Article VI of the Certificate). This Proposal 2(a) proposes to amend this provision by replacing the reference to “66-2/3%” with “a majority.” As a result, stockholders would be able to amend the Bylaws by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Likewise, Article X of the Certificate currently requires a two-thirds supermajority vote to amend or repeal, or adopt a provision inconsistent with, the provisions in the Certificate relating to:

•	election and removal of directors;
•	amendment of the Bylaws;
•	stockholder action at an annual or special meeting and the process by which a special meeting may be called;
•	director exculpation from liability;
•	renunciation of interest in an “Excluded Opportunity”; and
•	amendment of the Certificate.

This Proposal 2(a) proposes to delete the supermajority voting requirement for amending these provisions. As a result, if approved and implemented, the standard for stockholder approval of any future amendments to the Certificate, including with respect to any of these provisions, would be the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, which is the default voting standard under the Delaware General Corporation Law.

Proposal 2(b): Eliminate Supermajority Voting Provision to Remove Directors

Currently, the Certificate states that stockholders can remove a director from office only if that action is approved by at least a two-thirds supermajority vote (see Article V, Section 5.3 of the Certificate). This Proposal 2(b) proposes to amend this provision by replacing the reference to “66-2/3%” with “a majority.” As a result, if approved and implemented, stockholders would be able to remove any director from office by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote on the matter, voting together as a single class, which is the default voting standard under the Delaware General Corporation Law.

Related Changes to the Bylaws

In connection with the Proposed Certificate Amendment, our board of directors has approved conforming amendments to the Bylaws, contingent upon stockholder approval and implementation of the related portion of the Proposed Certificate Amendment. Specifically, our board of directors has approved amendments to the Bylaws to: (i) replace the two-thirds supermajority voting provision to amend the Bylaws set forth in Article X with the majority voting standard described above under Proposal 2(a) and (ii) make certain other changes as set forth therein.

Additional Information

The general description of the Proposed Certificate Amendment set forth above is qualified in its entirety by reference to the text of the Proposed Certificate Amendment, which is attached as Appendix A to these proxy materials. In addition, the text of the related and other amendments to the Bylaws, which can be amended from time to time by our board of directors, is attached as Appendix B to these proxy materials. Additions to the Certificate and the Bylaws are indicated by double underlining. Deletions to the Certificate and the Bylaws are indicated by strikeouts.

The Proposed Certificate Amendment is binding. If either Proposal 2(a) or Proposal 2(b) is approved, the Company intends to file a Certificate of Amendment to the Certificate with the Secretary of State of the State of Delaware, and the portion of the Proposed Certificate Amendment relating to such proposal will become effective at the time of that filing. If neither Proposal 2(a) nor Proposal 2(b) is approved by the requisite vote, then a Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware, the supermajority voting provisions in both the Certificate and Bylaws will remain in place, and the related Bylaw amendments will not become effective.

Vote Required

Under the existing supermajority voting provisions set forth in the Certificate, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all outstanding shares of our common stock is required to approve Proposal 2(a) and Proposal 2(b). Abstentions and broker non-votes will have the same effect as votes against these proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
AMENDMENT AND RESTATEMENT OF THE COMPANY’S AMENDED
AND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Following a competitive request-for-proposal process, the audit committee appointed Armanino LLP (“Armanino”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2019. Armanino has served as our independent registered public accounting firm since September 2019. Representatives of Armanino will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of Armanino as our independent registered public accounting firm for our fiscal year ending December 31, 2019. The audit committee is submitting the appointment of Armanino to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If our stockholders do not ratify the appointment of Armanino, our board of directors may reconsider the appointment.

Notwithstanding the appointment of Armanino and even if our stockholders ratify the appointment, the audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders.

During our fiscal years ended December 31, 2018 and 2017, Deloitte & Touche LLP (“Deloitte”) served as our independent registered public accounting firm. Representatives of Deloitte are not expected to be present at the Annual Meeting.

Change in Independent Registered Public Accounting Firm

As described in the Company’s Current Report on Form 8-K filed with the SEC on September 18, 2019 (the “8-K”), the audit committee approved the dismissal of Deloitte as our independent registered public accounting firm and engaged Armanino to serve in this role on September 16, 2019.

The audit reports of Deloitte on the consolidated financial statements of the Company for each of our two most recent fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Deloitte’s audit report for the fiscal year ended December 31, 2018, which contained an unqualified opinion, included an emphasis-of-matter paragraph stating that the Company had changed its method of accounting for revenue from contracts with customers in 2018, due to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), using the modified retrospective approach.

During our two most recent fiscal years and subsequent interim period from January 1, 2019 to September 16, 2019, (i) there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of such disagreements in their reports on the Company’s consolidated financial statements for such years, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except as described below.

As previously disclosed in Item 9A of the Company’s Annual Reports on Form 10-K for each of the fiscal years ended December 31, 2018 and 2017, the Company concluded that its internal control over financial reporting was not effective as of December 31, 2018 and 2017 due to material weaknesses related to the Company’s control environment and monitoring activities and revenue recognition. The audit committee has discussed these matters with Deloitte, and the Company has authorized Deloitte to respond fully to any inquiries by Armanino concerning these matters.

The Company provided Deloitte with a copy of the disclosures it made in the 8-K and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether or not Deloitte agrees with the statements made therein. A copy of Deloitte’s letter was filed as Exhibit 16.1 to the 8-K.

During our two most recent fiscal years ended December 31, 2018 and 2017 and subsequent interim period from January 1, 2019 to September 16, 2019, neither the Company nor anyone on its behalf consulted Armanino regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, except as described below, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Armanino concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During our fiscal year ended December 31, 2017, Armanino provided tax services to the Company consisting of a review of the Company’s quarterly and annual tax provision calculations. In approving the selection of Armanino as our independent registered public accounting firm, the audit committee considered these services previously provided by Armanino and concluded that such services would not adversely affect the independence of Armanino.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to the Company by Deloitte for our fiscal years ended December 31, 2018 and 2017.

	2018	2017
Audit Fees(1)	$1,504,610	$2,344,465
Audit-Related Fees(2)	—	159,771
Tax Fees(3)	12,500	—
All Other Fees(4)	—	—
Total Fees	$1,517,110	$2,504,236
(1)	Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.
(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.
(4)	All Other Fees consist of permitted services other than those that meet the criteria above.

Auditor Independence

In our fiscal year ended December 31, 2018, there were no other professional services provided by Deloitte, other than those listed above, that would have required the audit committee to consider their compatibility with maintaining the independence of Deloitte.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, the audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to Deloitte for our fiscal years ended December 31, 2018 and 2017 were pre-approved by the audit committee.

Vote Required

The ratification of the appointment of Armanino requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
THE APPOINTMENT OF ARMANINO LLP.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and rules and regulations of the SEC. The audit committee operates under a written charter approved by the board of directors, which is available on our website at http://investors.a10networks.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements. Our independent registered public accounting firm is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and Deloitte;
•	discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board; and
•	received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence.

Based on the audit committee’s review and discussions with management and Deloitte, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the board of directors:

Alan S. Henricks (Chair)
Tor R. Braham
Phillip J. Salsbury

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of September 30, 2019. Officers are elected by our board of directors to hold office until their successors are elected and qualified. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Lee Chen	65	Chief Executive Officer, President and Chairman
Rajkumar Jalan	57	Chief Technology Officer
Robert Cochran	62	Executive Vice President, Legal and Corporate Collaboration, Secretary and Chief Risk Compliance Officer
Tom Constantino	55	Executive Vice President, Chief Financial Officer
Chris White	54	Executive Vice President of Worldwide Sales
Gunter Reiss.	50	Vice President of Worldwide Marketing

Lee Chen has served as our President, Chief Executive Officer and as a member of our board of directors since July 2004, and as the chairman of our board of directors since March 2014. From 1996 to August 2004, Mr. Chen served in a variety of positions, including as Vice President of Software Engineering and Quality Assurance at Foundry Networks, Inc., a company that designed, manufactured and sold high-end enterprise and service provider switches and routers, as well as wireless, security, and traffic management solutions. Mr. Chen has previously held management and senior technical positions at OTS, Apple Computer, Convergent Technologies, Inc. and InSync Group, and was a co-founder of Centillion Networks, Inc. Mr. Chen has an M.S.E.E. from San Jose State University and a B.S. in Electrophysics from National Chiao-Tung University in Taiwan. Mr. Chen is a technology pioneer, especially in the area of Internet Protocol Multicast and System & System Security, and holds numerous patents.

Rajkumar Jalan has served as our Chief Technology Officer since November 2008. From 2005 to 2008, he served as a consultant to our company. From 1996 to 2002, Mr. Jalan served in various capacities, including as a Director of IP Routing, for Foundry Networks, Inc., a company that designed, manufactured and sold high- end enterprise and service provider switches and routers, as well as wireless, security, and traffic management solutions. Prior to Foundry, he worked on a wide range of networking technologies from Ethernet, Token-Ring, ATM and Digital Switching Systems. Mr. Jalan’s prior employers included Bay Networks, Inc. and Network Equipment Technologies Inc. Mr. Jalan holds a number of patents related to Layer 2/Layer 3 as well as Layer 4/ Layer 7 switching. He has a B.Tech from the Indian Institute of Technology, Bombay.

Robert Cochran has served as our Executive Vice President, Legal and Corporate Collaboration since November 2016, our Chief Risk Compliance Officer since October 2016 and Secretary since August 2004. He previously served as our Vice President, Legal and Corporate Collaboration from January 2012 to November 2016 and as a member of our board of directors from April 2012 to November 2018. Mr. Cochran currently serves as a director of Techpoint, Inc., a fabless semiconductor company that designs, markets, and sells mixed-signal integrated circuits for HD video applications in the security surveillance and automotive markets. From January 1993 to January 2012, Mr. Cochran was an attorney in private practice in Woodside, California, where he had served as our outside legal counsel since our incorporation until he joined us in 2012. From 2004 to 2010, Mr. Cochran served as a director of Techwell, Inc., a fabless semiconductor company that designed, marketed, and sold mixed-signal integrated circuits. Mr. Cochran has a J.D. from Harvard Law School and an A.B. in Economics from Harvard University.

Tom Constantino has served as our Executive Vice President, Chief Financial Officer since June 2017. From November 2015 to December 2016, Mr. Constantino served as the Vice President of Finance and Head of Accounting & Finance Operations at Western Digital Corporation, a company that provides data storage solutions. While at Western Digital, from March 2012 to November 2015, Mr. Constantino served as Chief Financial Officer of its HGST subsidiary. His experience also includes the role of vice president, corporate finance at Hitachi Global Storage Technologies and approximately 16 years in various financial and operational roles at Hewlett-Packard. Also, from January 2017 to May 2017, Mr. Constantino was an independent consultant providing Chief Financial Officer and Senior Finance Executive consulting services. Mr. Constantino began his career in public accounting at PricewaterhouseCoopers and holds a Bachelor’s of Science in Business Administration from San Jose State University.

Chris White has served as our Executive Vice President of Worldwide Sales since January 2018. From November 2016 to December 2017, Mr. White was Vice President Sales, Strategic Accounts & Archive for

Proofpoint, an enterprise security company based in Sunnyvale, California. From June 2011 to November 2016, Mr. White was Vice President Sales, Americas Partners & Alliances for Hitachi Data Systems. Chris has over 24 years of direct and indirect sales experience, focused on selling with and through channel and alliance partners. His prior employers include NetApp, Symantec Corporation, Veritas and ADP. Mr. White has Bachelor of Art Degree, Social Sciences from the University of California, Irvine.

Gunter Reiss has served as our Vice President of Worldwide Marketing since October 2017 and as our Vice President of Strategic Alliances from October 2014 to October 2017. From 2005 to 2014, Mr. Reiss served in various capacities for Ericsson, including Vice President, Strategy & Business Development PA IP & Broadband/ BU Networks of Ericsson Silicon Valley and Director, Partnership Business Development & Sourcing, Strategic Sourcing North America of Ericsson Inc. He also spent three years in England in senior leadership roles with Damovo and IPC. Gunter served on the board of privately held Skorpios Technologies and was a member of the Sun Microsystems customer advisory board. He received his electrical engineering degree from the Higher Technical School in Vienna, Austria. He is an alumnus of the UCLA Executive M&A program and the UC Berkeley Haas School of Business Venture Capitalist Executive Program.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee regarding, and often attends committee meetings relating to the determination of, compensation for the respective executive officers that report to him, except that our Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the Chief Executive Officer, as well as each individual compensation component. Our compensation committee makes recommendations to our board of directors regarding compensation for our Chief Executive Officer. The independent members of our board of directors make the final decisions regarding executive compensation for our Chief Executive Officer.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. Compensia, a national compensation consultant, has been retained by our compensation committee to provide information, recommendations and other advice relating to executive compensation. Compensia was engaged to assist our compensation committee in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Fiscal 2018 Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned by each individual who served as our principal executive officer at any time in 2018, and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2018. These individuals were our named executive officers (each, an “NEO” and together, the “NEOs”) for 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Lee Chen Chief Executive Officer	2018	—	—	—	—	—	—	—		—
	2017	—	—	2,228,025	—	—	—	—		2,228,025
Tom Constantino(2) Executive Vice President, Chief Financial Officer	2018	355,154	—	793,315	—	44,053	—	3,811	(3)	1,196,333
	2017	186,612	50,000	1,473,500	425,831	31,633	—	3,265	(4)	2,170,841
Chris White(5) Executive Vice President, Worldwide Sales	2018	380,363	75,000	882,692	692,208	47,613	—	3,811	(3)	2,081,687
(1)	The amounts reported in the Stock Awards and the Option Awards columns represent the grant date fair value of the stock award and the stock option award as computed in accordance with FASB ASC Topic 718. As required by the rules of the SEC, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Note that the amount reported in this column does not correspond to the actual economic value that may be received by the NEO from the award. The assumptions that we used to calculate these amounts are discussed in Note 7 to our audited financial statements included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018.
(2)	Mr. Constantino became an NEO in 2017. For 2017, the amount reported under the Bonus column represents the sign-on bonus he received pursuant to the terms of his offer letter and the amount reported under the Non-Equity Incentive Plan Compensation column represents the bonus paid to him under the 2017 Executive Cash Incentive Plan in July 2018. For 2018, the amount reported under the Non-Equity Incentive Plan Compensation column represents the bonus paid to him under the 2018 Executive Cash Incentive Plan in March 2019.
(3)	This amount represents group term life insurance premiums paid on behalf of the executive ($1,311) and 401(k) matching contribution ($2,500).
(4)	This amount represents group term life insurance premiums paid on behalf of the executive ($765) and 401(k) matching contribution ($2,500).
(5)	Mr. White became an NEO in 2018. The amount reported under the Bonus column represents the sign-on bonus he received pursuant to the terms of his offer letter and the amount reported under the Non-Equity Incentive Plan Compensation column represents the bonus paid to him under the 2018 Executive Cash Incentive Plan in March 2019.

Non-Equity Incentive Plan Compensation

For our 2018 fiscal year, Messrs. Constantino and White were eligible to receive annual cash bonuses based 80% on corporate performance goals and 20% on individual performance goals, under our 2018 Executive Cash Incentive Plan, as approved by the compensation committee. The 2018 Executive Cash Incentive Plan was established under and subject to the terms of our Executive Incentive Compensation Plan, as described in further detail below. Mr. Constantino’s target bonus opportunity for our 2018 fiscal year was equal to approximately 65% of his 2018 base salary and Mr. White’s target bonus opportunity for our 2018 fiscal year was equal to approximately 67% of his 2018 base salary. The corporate performance goals under such plan related to our revenue and non-GAAP operating income for 2018. Generally, the portion of the plan based on corporate performance goals would result in funding of bonuses upon the achievement of threshold levels of both revenue and non-GAAP operating income as specified in a performance goal matrix approved by the compensation committee. The maximum amount that could be earned on the individual performance goals was 100% and the maximum amount that could be earned on the corporate performance goals was 150%.

In early 2019, our Chief Executive Officer evaluated, and presented to the compensation committee, the progress made towards achieving the corporate and individual performance goals in accordance with the terms of the Executive Cash Incentive Plan and made a recommendation to our compensation committee regarding the bonus amount for each of Messrs. Constantino and White based on this evaluation. The bonuses for Messrs. Constantino and White, as determined pursuant to the terms of the Executive Cash Incentive Plan and our Chief Executive Officer’s recommendation, were approved on March 4, 2019. For the 2018 fiscal year, Mr. Constantino earned a cash bonus of $44,053 for achievement of his individual performance goals and Mr. White earned a cash bonus of $47,613 for achievement of his individual performance goals. The amount earned on corporate performance goals was $0 because the corporate performance goals were not met.

Mr. Chen is not eligible to receive an annual cash bonus.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold nonbinding advisory votes on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Executive Officer Employment Agreements

Offer Letters

We have entered into offer letters with each of our NEOs.

Lee Chen Offer Letter

Under Mr. Chen’s offer letter dated July 30, 2004, we hired Mr. Chen as our CEO. The letter provided for no base salary for Mr. Chen and an initial equity award grant to be determined. Mr. Chen’s current annual base salary is $0.

Tom Constantino Offer Letter

Under Mr. Constantino’s offer letter dated May 14, 2017, we hired Mr. Constantino as our EVP, Chief Financial Officer. The letter provided for Mr. Constantino’s initial base salary, bonus opportunity (on a prorated basis), and sign-on bonus. In addition, the letter provided for an initial restricted stock unit award and an initial option award covering 175,000 and 135,000 shares, respectively, which are scheduled to vest over 4 years, subject to his continued service with us through each applicable vesting date. His awards are eligible for accelerated vesting under his Change in Control and Severance Agreement, described below. Mr. Constantino’s current annual base salary is $350,075.

Chris White Offer Letter

Under Mr. White’s offer letter dated December 15, 2017, we hired Mr. White as our Executive Vice President of Worldwide Sales. The letter provided for an initial base salary of $378,000, a 2018 performance bonus of up to $252,000 and a sign on bonus of $75,000. In addition, the letter specified that Mr. White would receive an initial RSU grant and an initial stock option award, each covering a number of shares equivalent to a value of $700,000. The letter also detailed the method of calculation of such awards and the vesting schedule that would apply to each. Mr. White’s current annual base salary is $378,000.

Change in Control and Severance Agreements

We entered into a Change in Control and Severance Agreement (each, an “Agreement” and together, the “Agreements”) with each of our NEOs.

Each NEO’s Agreement provides that if, after the executive completes at least one year of employment with us or if promoted to an executive position, completes at least one year in an executive role and (a) we terminate the executive’s employment with us for any reason other than for cause and not due to the executive’s death or disability, or (b) the executive resigns for Good Reason (as defined in the Agreement), and in each case the termination does not occur during the Change in Control Period (as defined in the Agreement), the executive will receive the following severance benefits: (i) continuing payments of salary severance for a period of 12 months (in the case of Mr. Chen) or nine months (in the case of the other NEOs), and (ii) continuing payments to reimburse the executive for COBRA continuation coverage for a period of up to 12 months (in the case of Mr. Chen) or nine months (in the case of the other NEOs).

Each Agreement further provides that if we terminate the executive’s employment with us for any reason other than cause and not due to the executive’s death or disability, or the executive resigns for Good Reason, and in each case the termination occurs during the Change in Control Period, the executive will receive the following severance benefits: (i) a lump sum cash payment equal to 150% (in the case of Mr. Chen) or 100% (in the case of the other NEOs) of the greater of the executive’s salary in effect as of immediately prior to his employment termination or the Change in Control, (ii) a lump sum cash payment equal to 150% (in the case of Mr. Chen) or 100% (in the case of the other NEOs) of the greater of the executive’s target bonus in effect for the year in which the executive’s employment terminates or the Change in Control occurs, (iii) continuing payments to reimburse the executive for COBRA continuation coverage for a period of up to 18 months (in the case of Mr. Chen) or 12 months (in the case of the other NEOs), and (iv) 100% accelerated vesting of the executive’s outstanding equity awards, with any applicable performance goals considered achieved at the target levels.

In order to receive the severance benefits under the Agreement, the executive must sign and not revoke a release of claims in our favor and comply with confidentiality obligations.

As defined in the Agreements, “Cause” generally means the executive’s (i) repeated failure to perform his duties and responsibilities to the Company or abide in all material respects with the Company’s policies after receiving written notice, (ii) engagement in illegal conduct injurious to the Company in any material respect, (iii) material violation or material breach of his confidential information and invention agreement with the Company that is not cured within 20 days of written notice or is incapable of cure, or (iv) conviction or plea of no contest to a felony (other than motor vehicle offenses that do not materially impair the executive’s performance of his employment duties) or any crime involving fraud, embezzlement or other offense involving moral turpitude, and/or committing any act of embezzlement, dishonesty or fraud against or the misappropriation of material property belonging to the Company.

As defined in the Agreements, “Change in Control Period” generally means, subject to the occurrence of a Change in Control, the period beginning on the date that an agreement to enter into such Change in Control is signed and executed, and ending on the date 12 months following such Change in Control. As will be defined in the Agreements, “Change in Control” generally means the occurrence of any of the following events: (i) a change in our ownership that occurs on the date that any one person or persons acting as a group (“Person”), acquires ownership of our stock that, together with the stock already held by such Person, constitutes more than 50% of the total voting power of our stock; or (ii) a change in our effective control that occurs on the date that a majority of members of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors prior to the date of the appointment or election; or (iii) a change in the ownership of a substantial portion of our assets that occurs on the date that any Person acquires (or has acquired during a 12-month period) assets from us with a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition(s), excluding any transfer to an entity that is controlled by our stockholders immediately after the transfer and any transfer of assets by us to an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by us. For purposes of this definition, gross fair market value means the value of our assets, or the value of our assets being disposed of, determined without regard to any liabilities associated with such assets.

As defined in the Agreements, “Good Reason” generally means the executive’s voluntary termination of employment with us within 90 days following the expiration of our cure period following one or more of the following occurring without the executive’s prior consent: (i) a material reduction in the executive’s gross base salary other than in connection with a similar reduction for all similarly situated employees; (ii) a material reduction in the executive’s authority, duties, or responsibilities; or (iii) a relocation of the executive’s principal place of work to a location that is more than 50 miles from his current principal work site for us. The executive may not resign for Good Reason without first providing us with notice within 60 days of the initial existence of the condition that he believes constitutes Good Reason identifying the grounds for Good Reason and a reasonable cure period of at least 30 days following the date of such notice, during which such grounds must not have been cured.

Executive Incentive Compensation Plan

In March 2014, our board of directors adopted an Executive Incentive Compensation Plan, referred to as our Bonus Plan. Our Bonus Plan allows our compensation committee to provide cash incentive awards to selected employees, including our NEOs, based upon performance goals established by our compensation committee.

Under the Bonus Plan, our compensation committee determines the performance goals applicable to awards, which goals may include, without limitation: attainment of research and development milestones, sales bookings, business divestitures and acquisitions, cash flow, cash position, earnings (which may include any calculation of earnings, including but not limited to earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, net income, net profit, net sales, operating cash flow, operating expenses, operating income, operating margin, overhead or other expense reduction, product defect measures, product release timelines, productivity, profit, return on assets, return on capital, return on equity, return on investment, return on sales, revenue, revenue growth, sales results, sales growth, stock price, time to market, total stockholder return, working capital, and individual objectives such as peer reviews or other subjective or objective criteria. Performance goals that include the Company’s financial results may be determined in accordance with U.S. generally accepted accounting principles, or GAAP, or such financial results may consist of non-GAAP financial measures and any actual results may be adjusted by our compensation committee for one-time items or unbudgeted or unexpected items when determining whether the performance goals have been met. The goals may be on the basis of any factors our compensation committee determines relevant, and may be adjusted on an individual, divisional, business unit or company-wide basis. Any criteria used may be measured on such basis as our compensation committee determines. The performance goals may differ from participant to participant and from award to award.

Our compensation committee may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in our compensation committee’s discretion. Our compensation committee may determine the amount of any reduction on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.

Actual awards are paid in cash (or its equivalent) in a single lump sum only after they are earned and approved by our compensation committee. Unless otherwise determined by our compensation committee, to earn an actual award, a participant must be employed by the Company (or an affiliate of the Company) through the date the bonus is paid. Payment of bonuses occurs as soon as administratively practicable after they are earned, but no later than the dates set forth in the Bonus Plan.

Our board of directors has the authority to amend, alter, suspend or terminate the Bonus Plan provided such action does not alter or impair the existing rights of any participant with respect to any earned bonus.

Retirement Plan

We maintain a tax-qualified 401(k) retirement plan for all employees who satisfy certain eligibility requirements under the plan. The plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Participants of our 401(k) plan are able to defer a percentage of their eligible compensation, subject to applicable annual Internal Revenue Code and plan limits. All participants’ interests in their deferrals are 100% vested when contributed. We also provide matching contributions under our 401(k) plan that generally vest over a 4-year period based on the participant’s employment. The Company matches 50% of the first 6% of eligible compensation contributed, for up to $2,500 per year. Pre-tax contributions are allocated to the participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The 401(k) plan is intended to qualify under Internal Revenue Code Section 401(a) with the plan’s related trust intended to be tax exempt under Internal Revenue Code Section 501(a). As a tax-qualified retirement plan, the 401(k) plan allows contributions, and earnings on those contributions, not to be taxable to the employees until distributed from the 401(k) plan.

Outstanding Equity Awards at 2018 Year-End

The following table sets forth information regarding outstanding stock options and stock awards held by our named executive officers as of December 31, 2018.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(4)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Lee Chen	2/12/2016(1	)(2)(3)	200,104	82,396	5.52	2/12/2026
	2/12/2016(1	)(2)(4)					115,000	574,102
Tom Constantino	6/14/2017(1	)(2)(5)	50,625	84,375	8.42	6/14/2027
	6/14/2017(1	)(2)(6)					131,250	819,000
	10/22/2018(1	)(2)(7)					40,134	250,436
	10/22/2018(1	)(2)(8)							93,646	584,351
Chris White	10/22/2018(1	)(2)(9)		316,742	5.93	10/22/2028
	10/22/2018(1	)(2)(7)					90,323	563,616
	10/22/2018(1	)(2)(8)							58,529	365,221
(1)	Each of the outstanding stock option awards, RSU awards and performance-based restricted stock units (“PSU”) awards was granted under our 2014 Equity Incentive Plan.
(2)	In the event that we terminate the NEO’s employment without cause or the NEO resigns for good reason at any time during the period beginning on the date that we enter into an agreement resulting in our change in control and ending on the date 12 months after the change in control, the award will accelerate vesting in full as provided under the terms of the NEO’s Change in Control and Severance Agreement.
(3)	One forty-eighth (1/48) of the shares of our common stock subject to the stock option award is scheduled to vest in 48 successive, equal, monthly installments (with the first installment having vested on March 12, 2016), subject to continued service with us through each applicable vesting date.
(4)	The number of shares subject to the PSUs shown in the table represents the total remaining number of unvested shares underlying the award. The number of shares subject to the award that became eligible to vest was determined based on the extent of achievement of the Company’s fiscal year 2016 revenue as previously determined shortly after the Company’s fiscal year ended December 31, 2016. Based on such determination, 80.003% of the total shares subject to this award became eligible to vest and one quarter (1/4) of such vesting-eligible shares is scheduled to vest on each of the one, two, three, and four year anniversaries of the award’s grant date, subject to continued service with us through the applicable vesting date.
(5)	One quarter (1/4) of the shares of the common stock subject to the stock option award vested on the one-year anniversary of June 12, 2017, and an additional one forty-eighth (1/48) of the total shares subject to the option award is scheduled to vest in 36 successive, equal, monthly installments thereafter, subject to continued service with us through each applicable vesting date.
(6)	One quarter (1/4) of the shares of our common stock subject to the RSU award is scheduled to vest in four successive, equal, yearly installments commencing on the one-year anniversary of July 5, 2017, subject to continued service with us through each applicable vesting date.
(7)	One quarter (1/4) of the shares of our common stock subject to the RSU award is scheduled to vest in four successive, equal, yearly installments commencing on the one-year anniversary of April 26, 2018, subject to continued service with us through each applicable vesting date.
(8)	The number of shares subject to the PSUs shown in the table represents the total number of unvested shares underlying the award. The number of shares subject to the award that may become eligible to vest will determined based on the extent of achievement of the Company’s revenue and cumulative Non-GAAP Operating Margin for the period of October 22, 2018 through December 31, 2020. If a determination is made that the achievement has been met, then on the 5th day of the second month following the achievement quarter, 75% of the Shares subject to the PSU will vest and on the first anniversary of the initial vesting date, the remainder of the shares subject to the PSU will vest, subject to continued service with us through the applicable vesting date. In the event of a Change in Control prior to December 31, 2020, if the performance metric has not been achieved by the date of the Change in Control, the PSU will be treated as though it was a time-based RSU that vested in four equal annual installments with the first vesting date occurring on April 26, 2019 and the other installments vesting on April 26 of the subsequent three years.
(9)	One quarter (1/4) of the shares of the common stock subject to the stock option award vested on the one-year anniversary of January 5, 2018, and an additional one forty-eighth (1/48) of the total shares subject to the option award is scheduled to vest in 36 successive, equal, monthly installments thereafter, subject to continued service with us through each applicable vesting date.

Compensation Committee Report

The compensation committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussion, the compensation committee has recommended to the board of directors that the section titled “Executive Compensation” be included in this proxy statement.

Respectfully submitted by the members of the compensation committee of the board of directors:

Peter Y. Chung (Chair)
Tor R. Braham
Alan S. Henricks
Phillip J. Salsbury
Eric Singer

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2018. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1) (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	10,647,879	$5.19	11,906,198
Equity compensation plans not approved by stockholders	—	—	—
Total	10,647,879	$5.19	11,906,198
(1)	Our 2014 Equity Incentive Plan (the “2014 Plan”) provides that the number of shares of our common stock (“Shares”) available for issuance under the 2014 Plan will be increased on the first day of each fiscal year in an amount equal to the least of (i) 8,000,000 Shares, (ii) five percent (5%) of the outstanding Shares on the last day of the immediately preceding fiscal year or (iii) such number of Shares determined by our board of directors; provided, however, that such determination under clause (iii) will be made no later than the last day of the immediately preceding fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 30, 2019 for:

•	each of our directors and nominees for director;
•	each of our named executive officers;
•	all of our current directors and executive officers as a group; and
•	each person or group, who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 76,744,251 shares of our common stock outstanding as of September 30, 2019. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of September 30, 2019 or issuable pursuant to RSUs which are subject to vesting conditions expected to occur within 60 days of September 30, 2019 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o A10 Networks, Inc., 3 West Plumeria Drive, San Jose, California 95134. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Lee Chen(1)	10,092,266	13.15%
Entities affiliated with Summit Partners, L.P.(2)	9,515,529	12.40%
Entitles affiliated with VIEX Capital Advisors, LLC(3)	7,683,675	10.01%
Entities affiliated with Blackrock, Inc.(4)	4,707,826	6.13%
NEOs and Directors:
Lee Chen(1)	10,092,266	13.15%
Peter Y. Chung(2)	9,515,529	12.40%
Eric Singer(3)	7,683,675	10.01%
Chris White(5)	158,451	*
Phillip J. Salsbury(6)	152,683	*
Tom Constantino(7)	144,714	*
Alan S. Henricks(8)	95,093	*
Tor R. Braham(9)	50,121	*
All current executive officers and directors as a group (11 persons)(10)	29,408,071	38.32%
*	Represents beneficial ownership of less than one percent (1%).
(1)	Includes (i) 9,824,223 shares of common stock held by Mr. Chen; (ii) 3,200 shares of common stock held by the U/A DTD 07/25/2000 Lee Chen Family Trust, for which Mr. Chen serves as a trustee, and (iii) 264,843 shares issuable upon exercise of options exercisable within 60 days after September 30, 2019.
(2)	Includes (i) 6,873,136 shares of common stock held of record by Summit Partners Growth Equity Fund VIII-A, L.P.; (ii) 2,510,989 shares of common stock held of record by Summit Partners Growth Equity Fund VIII-B, L.P.; (iii) 40,186 shares of common stock held of record by Summit Investors I, LLC, (iv) 3,535 shares of common stock held of record by Summit Investors I (UK), L.P., (v) 46,212 shares held in the name of Peter Y. Chung and (vi) 23,112 shares issuable pursuant to RSUs which are subject to vesting conditions expected to occur within 60 days of September 30, 2019. Peter Y. Chung holds shares and any RSUs for the benefit of Summit Partners, L.P., which he has empowered to determine when the underlying shares will be sold and which is entitled to the proceeds of any such sales. Summit Partners, L.P. is the managing member of Summit Partners GE VIII, LLC, which is the general partner of Summit Partners GE VIII, L.P., which is the general partner of each of Summit Partners Growth Equity Fund VIII-A, L.P. and Summit Partners Growth Equity Fund VIII-B, L.P.

Summit Master Company, LLC is the managing member of Summit Investors Management, LLC, which is the manager of Summit Investors I, LLC, and the general partner of Summit Investors I (UK), L.P. Summit Master Company, LLC, as the managing member of Summit Investors Management, LLC, has delegated investment decisions, including voting and dispositive power, to Summit Partners, L.P. and its Investment Committee. Summit Partners, L.P., through a two person Investment Committee currently composed of Martin J. Mannion and Peter Y. Chung, has voting and dispositive authority over the shares held by each of these entities and therefore may be deemed to beneficially owns such shares. In addition, Mr. Chung is a member of Summit Master Company, LLC. Each of the Summit entities mentioned herein, Summit Partners, L.P., Summit Master Company, LLC, Mr. Mannion and Mr. Chung disclaim beneficial ownership of the shares of common stock and the RSUs in each case, to the extent of it or his pecuniary interest therein. The address for each of these entities and persons is 222 Berkeley Street, 18th Floor, Boston, MA 02116.

(3)	A Schedule 13D/A was filed with the SEC on August 19, 2019 by VIEX Capital Advisors, LLC (“VIEX Capital”) and Eric Singer, as managing member of VIEX Capital. VIEX Capital is the investment manager and Eric Singer is the managing member of the following affiliated entities who are also beneficial owners: VIEX Opportunities Fund, LP – Series One, VIEX Opportunities Fund, LP – Series Two, VIEX Special Opportunities Fund II, LP, VIEX Special Opportunities Fund III, LP, VIEX GP, LLC, VIEX Special Opportunities GP II, LLC and VIEX Special Opportunities GP III, LLC. This Schedule 13D/A reports that VIEX Capital and Eric Singer have shared voting power and shared dispositive power with respect to 7,683,675 shares beneficially owned as of August 16, 2019. The address for each of these entities and Mr. Singer is 745 Boylston Street, 3rd Floor, Boston, MA 02116
(4)	A Schedule 13G/A was filed with the SEC on February 4, 2019 by BlackRock, Inc. (“BlackRock”). BlackRock is a parent holding company with the following subsidiaries who are also beneficial owners: BlackRock International Limited, BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisor, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Investment Management, LLC. This Schedule 13G/A reports that BlackRock has sole voting power with respect to 4,281,504 shares and sole dispositive power with respect to 4,707,826 shares beneficially owned as of December 31, 2018. The address for each of these entities is 55 East 52nd Street, New York, NY 10055
(5)	Includes 145,173 shares issuable upon exercise of options exercisable within 60 days after September 30, 2019.
(6)	Includes 23,112 shares issuable pursuant to RSUs which are subject to vesting conditions expected to occur within 60 days of September 30, 2019.
(7)	Includes 81,562 shares issuable upon exercise of options exercisable within 60 days after September 30, 2019.
(8)	Includes (i) 30,000 shares issuable upon exercise of options exercisable within 60 days after September 30, 2019 and (ii) 23,112 shares issuable pursuant to RSUs which are subject to vesting conditions expected to occur within 60 days of September 30, 2019.
(9)	Includes 13,482 shares issuable pursuant to RSUs which are subject to vesting conditions expected to occur within 60 days of September 30, 2019.
(10)	Includes (i) 1,449,240 shares issuable upon exercise of options held by our current executive officers and directors exercisable within 60 days after September 30, 2019 and (ii) 90,318 shares issuable pursuant to RSUs which are subject to vesting conditions expected to occur within 60 days of September 30, 2019.

RELATED PERSON TRANSACTIONS

We describe below all transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Investors Rights Agreement

We are party to an investors rights agreement which provides, among other things, that certain holders of our common stock have the right to demand that we file a registration statement, or request that the shares of such stock be covered by a registration statement that we are otherwise filing, subject to certain exceptions. Lee Chen, our President and Chief Executive Officer, Robert Cochran, our Executive Vice President, Legal and Corporate Collaborations, and certain entities affiliated with Summit Partners, L.P., which hold more than 5% of our outstanding capital stock and one of whose managing directors, Peter Y. Chung, is a member of our board of directors, are parties to the investors rights agreement.

Employment Arrangements and Indemnification Agreements

We have entered into employment and consulting arrangements with certain of our current and former executive officers. See “Executive Officer Employment Agreements.”

We have also entered into indemnification agreements with certain of our officers and directors that require us to indemnify our officers and directors to the fullest extent permitted by Delaware law.

Equity Award Grants to Executive Officers and Directors

We have granted stock options, RSUs and/or PSUs to our executive officers and our non-employee directors.

See the sections entitled “Executive Compensation” above.

Policies and Procedures for Related Party Transactions

The audit committee of our board of directors has the primary responsibility for reviewing and approving transactions with related parties. The audit committee charter provides that the audit committee may review and approve in advance any related party transactions.

We have adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our common stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation, or other entity in which any of the foregoing persons is employed, is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest, is not permitted to enter into a related party transaction with us without the consent of the audit committee, subject to the exceptions described below. In approving or rejecting any such proposal, the audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. The audit committee has determined that certain transactions shall be deemed to be pre-approved by the audit committee, even if the aggregate amount involved will exceed $120,000, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee or beneficial owner of less than 5% of that company’s shares, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally.

OTHER MATTERS

Fiscal Year 2018 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2018 are included in our Annual Report on Form 10-K. This proxy statement and our annual report are posted on our website at http://investors.a10networks.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to A10 Networks, Inc., Attention: Investor Relations, 3 West Plumeria Drive, San Jose, California 95134.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

San Jose, California
October 23, 2019

Appendix A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

A10 NETWORKS, INC.

A10 Networks, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A.	The name of the Corporation is A10 Networks, Inc. The Corporation’s Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 6, 2013.
B.	This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of Delaware, and restates, integrates and further amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.
~~C.~~	~~This Amended and Restated Certificate of Incorporation was duly approved by the stockholders of~~ the Corporation in accordance with Section 228 of the General Corporation Law of Delaware.

CD. The text of the Corporation’s Amended and Restated Certificate of Incorporation is amended and restated to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, A10 Networks, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Lee Chen, a duly authorized officer of the Corporation, on ~~November 8, 2018~~[   ], 2019.

Lee Chen, President

EXHIBIT A

ARTICLE I

The name of the Corporation is A10 Networks, Inc.

ARTICLE II

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

ARTICLE III

The address of the Corporation’s registered office in the State of Delaware is 3411 Silverside Road, #104, Tatnall Building, City of Wilmington, County of New Castle, 19810. The name of its registered agent at such address is United Agent Group Inc.

ARTICLE IV

4.1  Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 600,000,000 shares, consisting of 500,000,000 shares of Common Stock, having a par value of $0.00001 (the “Common Stock”), and 100,000,000 shares of Preferred Stock, having a par value of $0.00001 (the “Preferred Stock”).

4.2  Increase or Decrease in Authorized Capital Stock. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased.

4.3  Common Stock.

       (a)  The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this certificate of incorporation (this “Certificate of Incorporation” which term, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock), and subject to the rights of the holders of Preferred Stock, at any annual or special meeting of the stockholders the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one more other such series, to vote thereon pursuant to this Certificate of Incorporation (including, without limitation, by any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

       (b)  Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board of Directors from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

       (c)  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

4.4  Preferred Stock.

       (a)  The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in a certification of designations filed pursuant to the DGCL the powers, designations, preferences and relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

       (b)  The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

5.1  General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

5.2  Number of Directors; Election; Term.

       (a)  Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the number of directors that constitutes the entire Board of Directors of the Corporation shall be fixed solely by resolution of the majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” will mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

       (b)  Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal.

       (c)  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

5.3  Removal. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, a director may be removed from office by the stockholders of the Corporation with or without cause by the affirmative vote of the holders of at least 66 2∕3% a majority in voting power of the stock of the Corporation entitled to vote thereon.

5.4  Vacancies and Newly Created Directorships. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, and except as otherwise provided in the DGCL, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until his or her successor shall be duly elected and qualified.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation by the affirmative vote of a majority of the Whole Board. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, the affirmative vote of the holders of at least 66 2∕3% a majority of the voting power of the stock of the Corporation entitled to vote thereon shall be required for the stockholders of the Corporation to amend, alter or repeal the Bylaws or adopt new Bylaws.

ARTICLE VII

7.1  No Action by Written Consent of Stockholders. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

7.2  Special Meetings. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of stockholders of the Corporation may be called only by the affirmative vote of a majority of the Whole Board, the chairperson of the Board of Directors, the chief executive officer or the president (in the absence of a chief executive officer), and the ability of the stockholders to call a special meeting is hereby specifically denied. The Board of Directors, by the affirmative vote of a majority of the Whole Board, may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

7.3  Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE VIII

8.1  Limitation of Personal Liability. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

8.2  Indemnification.

The Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board.

The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Any repeal or amendment of this Article VIII by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article VIII will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

ARTICLE IX

To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any business opportunity, matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director or officer of the Corporation who is not an employee of the Corporation or any of its subsidiaries (a “Covered Person”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director or officers of the Corporation.

ARTICLE X

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any rights, preferences or other designations of Preferred Stock), in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2⁄3% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, Article V, Article VI, Article VII, Article VIII, Article IX or this Article X (including, without limitation, any such Article as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Article).

Appendix B

AMENDED AND RESTATED BYLAWS OF

A10 NETWORKS, INC.

Adopted March 21, 2014
Amended November 7, 2018
Amended January 8, 2019
Amended [   ], 2019

BYLAWS
ARTICLE I — CORPORATE OFFICES

1.1  REGISTERED OFFICE

The registered office of A10 Networks, Inc. shall be fixed in the corporation’s certificate of incorporation. References in these bylaws to the certificate of incorporation shall mean the certificate of incorporation of the corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock.

1.2  OTHER OFFICES

The corporation’s board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II — MEETINGS OF STOCKHOLDERS

2.1  PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s then-principal executive office.

2.2  ANNUAL MEETING

The annual meeting of stockholders shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware, as the board of directors shall designate from time to time and stated in the corporation’s notice of the meeting. At the annual meeting, directors shall be elected and any other proper business, brought in accordance with Section 2.4 of these bylaws, may be transacted. The board of directors, by the affirmative vote of a majority of the Whole Board, or the chair of the meeting, may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after notice for such meeting has been sent to the stockholders.

2.3  SPECIAL MEETING

       (i)  A special meeting of the stockholders, other than those required by statute, may be called at any time only by (A) the affirmative vote of a majority of the Whole Board, (B) the chairperson of the board of directors, (C) the chief executive officer, or (D) the president (in the absence of a chief executive officer). A special meeting of the stockholders may not be called by any other person or persons. The board of directors, by the affirmative vote of a majority of the Whole Board, may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders. For purposes of these Bylaws, the term “Whole Board” will mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

       (ii)  The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the board of directors acting by the affirmative vote of a majority of the Whole Board, the chairperson of the board of directors, the chief executive officer or the president (in the absence of a chief executive officer).

2.4  ADVANCE NOTICE PROCEDURES

       (i)  Advance Notice of Stockholder Business at Annual Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the board of directors, or (C) by a stockholder who (1) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(i) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.4(i). In addition, for business to be properly brought by a stockholder before an annual meeting, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations), clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

             (a)  To comply with clause (C) of Section 2.4(i), above, a stockholder’s notice must set forth all information required under this Section 2.4(i) and must be timely received by the secretary of the corporation. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment, rescheduling or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.4(i)(a). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).

             (b)  To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting, the text of the proposed business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person as of the date of delivery of such notice, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business, and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the voting power of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten days following the record date for notice of the meeting to disclose the information contained in clauses (3) and (4) above as of the record date for notice of the meeting. For purposes of this Section 2.4, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

             (c)  Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.4(i) and, if applicable, Section 2.4(ii). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.4(i), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

       (ii)  Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.4(ii) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election or re-election to the board of directors of the corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the board of directors or (B) by a stockholder who (1) was a stockholder of record at the time of the giving of the notice required by this Section 2.4(ii) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.4(ii). In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

             (a)  To comply with clause (B) of Section 2.4(ii) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.4(ii) and must be received by the secretary at the then-principal executive offices of the corporation at the time set forth in, and in accordance with, the final three sentences of Section 2.4(i)(a), above; provided additionally, however, that in the event that the number of directors to be elected to the board of directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased board made by the corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, a stockholder’s notice required by this Section 2.4(ii) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such Public Announcement is first made by the corporation.

             (b)  To be in proper written form, such stockholder’s notice to the secretary must set forth:

                   (1)  as to each person whom the stockholder proposes to nominate for election or re-election as a director (a “nominee”): (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between or among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or concerning the nominee’s potential service on the board of directors, (F) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe fiduciary duties under Delaware law with respect to the corporation and its stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected or re-elected, as the case may be); and

                   (2)  as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of Section 2.4(i)(b), above, and the supplement referenced in the second sentence of Section 2.4(i)(b) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the voting power of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect or re-elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

             (c)  At the request of the board of directors, any person nominated by a stockholder for election or re-election as a director must furnish to the secretary (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director or audit committee financial expert of the corporation under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the corporation and (3) such other information that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of any such information of the kind specified in this Section 2.4(ii)(c) if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.4(ii).

             (d)  Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.4(ii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

       (iii)  Advance Notice of Director Nominations for Special Meetings.

             (a)  For a special meeting of stockholders at which directors are to be elected or re-elected, nominations of persons for election or re-election to the board of directors shall be made only (1) by or at the direction of the board of directors or (2) by any stockholder who (A) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(iii) and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary that includes the information set forth in Sections 2.4(ii)(b) and (ii)(c) above. To be timely, such notice must be received by the secretary at the then-principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected or re-elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the board of directors or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.4(iii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. Any person nominated in accordance with this Section 2.4(iii) is subject to, and must comply with, the provisions of Section 2.4(ii)(c).

             (b)  The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

       (iv)  Other Requirements and Rights. In addition to the foregoing provisions of this Section 2.4, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4. Nothing in this Section 2.4 shall be deemed to affect any rights of:

              (a)  a stockholder to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act; or

              (b)  the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

2.5  NOTICE OF STOCKHOLDERS’ MEETINGS

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the written notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

2.6  QUORUM

The holders of a majority of the voting power of the stock issued, outstanding and entitled to vote, and present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, unless otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the then-issued and outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange.

If a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. The chairperson of the meeting shall have the authority to adjourn a meeting of the stockholders in all other events. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

2.7  ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.8  CONDUCT OF BUSINESS

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business. The chairperson of any meeting of stockholders shall be designated by the board of directors; in the absence of such designation, the chairperson of the board, if any, the chief executive officer (in the absence of the chairperson) or the president (in the absence of the chairperson of the board and the chief executive officer), or in their absence any other executive officer of the corporation, shall serve as chairperson of the stockholder meeting.

2.9  VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Except as otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series, except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange.

2.10  STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof that have been expressly granted the right to take action by written consent, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

2.11  RECORD DATES

In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.11 at the adjourned meeting.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

2.12 PROXIES

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission (as defined in Section 232 of the DGCL) which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the stockholder.

2.13  LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of theThe corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. The stockholder list shall be arranged in alphabetical order and show the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s then-principal place of business. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place (as opposed to solely by means of remote communication), then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.14  INSPECTORS OF ELECTION

Before any meeting of stockholders, the board of directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting shall appoint a person to fill that vacancy.

Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed and designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspector or inspectors’ count of all votes and ballots, (vi) determine the result; and (vii) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspector or inspectors may consider such information as is permitted by applicable law. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III — DIRECTORS

3.1  POWERS

The business and affairs of the corporation shall be managed by or under the direction of the board of directors, except as may be otherwise provided in the DGCL or the certificate of incorporation.

3.2  NUMBER OF DIRECTORS

The board of directors shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time solely by resolution of the board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3  ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors. If so provided in the certificate of incorporation, the directors of the corporation shall be divided into classes.

3.4  RESIGNATION AND VACANCIES

Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled only by a majority of the directors then-in office, although less than a quorum, or by a sole remaining director. If the directors are divided into classes, a person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

If, at the time of filling any vacancy or any newly created directorship, the directors then-in office constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.5  PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6  REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

3.7  SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairperson of the board of directors, the chief executive officer, the president, the secretary or a majority of the authorized number of directors, at such times and places as he or she or they shall designate.

Notice of the time and place of special meetings shall be:

       (i)  delivered personally by hand, by courier or by telephone;

       (ii)  sent by United States first-class mail, postage prepaid;

       (iii)  sent by facsimile; or

       (iv)  sent by electronic mail; or

       (v)  otherwise given by electronic transmission (as defined in Section 232 of the DGCL),

directed to each director at that director’s address, telephone number, facsimile number, or electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile, or(iii) sent by electronic mail or (iv) otherwise given by electronic transmission, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting.

3.8  QUORUM; VOTING

At all meetings of the board of directors, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by the DGCL, the certificate of incorporation or these bylaws.

If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of such directors.

3.9  BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation, these bylaws or the DGCL, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.9 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the board of directors, or the committee or subcommittee thereof, in the same paper or electronic form as the minutes are maintained.

3.10  FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation, these bylaws or the DCGL, the board of directors shall have the authority to fix the compensation of directors.

3.11  REMOVAL OF DIRECTORS

A director may be removed from office by the stockholders of the corporation with or without cause.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV — COMMITTEES

4.1  COMMITTEES OF DIRECTORS

The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation.

4.2  COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3  MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

       (i)  Section 3.5 (place of meetings and meetings by telephone);

       (ii)  Section 3.6 (regular meetings);

       (iii)  Section 3.7 (special meetings; notice);

       (iv)  Section 3.8 (quorum; voting);

       (v)  Section 3.9 (action without a meeting); and

       (vi)  Section 7.5 (waiver of notice)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members. However:

       (i)  the time of regular meetings of committees may be determined by resolution of the committee;

       (ii)  special meetings of committees may also be called by resolution of the committee; and

       (iii)  notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors or a committee may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

Any provision in the certificate of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws.

4.4  SUBCOMMITTEES

Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the board of directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V — OFFICERS

5.1  OFFICERS

The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the board of directors, a chairperson of the board of directors, a vice chairperson of the board of directors, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2  APPOINTMENT OF OFFICERS

The board of directors shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Section 5 for the regular election to such office.

5.3  SUBORDINATE OFFICERS

The board of directors may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4  REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board of directors. Any such officer, except in the case of an officer chosen by the board of directors, may also be removed by an officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written or electronic notice to the corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5  VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the board of directors or as provided in Section 5.3.

5.6  REPRESENTATION OF SHARES SECURITIES OF OTHER CORPORATIONSENTITIES

The chairperson of the board of directors, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares or other securities of any other corporation or corporations or entity or entities, and all rights incident to any management authority conferred on the corporation in accordance with the governing documents of any entity or entities, standing in the name of this corporation, including the right to act by written consent in lieu of a meeting. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7  AUTHORITY AND DUTIES OF OFFICERS

All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors.

5.8  THE CHAIRPERSON OF THE BOARD

The chairperson of the board shall have the powers and duties customarily and usually associated with the office of the chairperson of the board. The chairperson of the board shall preside at meetings of the board of directors.

5.9  THE VICE CHAIRPERSON OF THE BOARD

The vice chairperson of the board shall have the powers and duties customarily and usually associated with the office of the vice chairperson of the board. In the case of absence or disability of the chairperson of the board, the vice chairperson of the board shall perform the duties and exercise the powers of the chairperson of the board.

5.10  THE CHIEF EXECUTIVE OFFICER

The chief executive officer shall have, subject to the supervision, direction and control of the board of directors, ultimate authority for decisions relating to the supervision, direction and management of the affairs and the business of the corporation customarily and usually associated with the position of chief executive officer, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the corporation. If at any time the office of the chairperson and vice chairperson of the board shall not be filled, or in the event of the temporary absence or disability of the chairperson of the board and the vice chairperson of the board, the chief executive officer shall perform the duties and exercise the powers of the chairperson of the board unless otherwise determined by the board of directors.

5.11  THE PRESIDENT

The president shall have, subject to the supervision, direction and control of the board of directors, the general powers and duties of supervision, direction and management of the affairs and business of the corporation customarily and usually associated with the position of president. The president shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chairperson of the board or the chief executive officer. In the event of the absence or disability of the chief executive officer, the president shall perform the duties and exercise the powers of the chief executive officer unless otherwise determined by the board of directors.

5.12  THE VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS

Each vice president and assistant vice president shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chairperson of the board, the chief executive officer or the president.

5.13  THE SECRETARY AND ASSISTANT SECRETARIES

         (i)  The secretary shall attend meetings of the board of directors and meetings of the stockholders and record all votes and minutes of all such proceedings in a book or books kept for such purpose. The secretary shall have all such further powers and duties as are customarily and usually associated with the position of secretary or as may from time to time be assigned to him or her by the board of directors, the chairperson of the board, the chief executive officer or the president.

         (ii)  Each assistant secretary shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chairperson of the board, the chief executive officer, the president or the secretary. In the event of the absence, inability or refusal to act of the secretary, the assistant secretary (or if there shall be more than one, the assistant secretaries in the order determined by the board of directors) shall perform the duties and exercise the powers of the secretary.

5.14  THE CHIEF FINANCIAL OFFICER AND ASSISTANT TREASURERS

         (i)  The chief financial officer shall be the treasurer of the corporation. The chief financial officer shall have custody of the corporation’s funds and securities, shall be responsible for maintaining the corporation’s accounting records and statements, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The chief financial officer shall also maintain adequate records of all assets, liabilities and transactions of the corporation and shall assure that adequate audits thereof are currently and regularly made. The chief financial officer shall have all such further powers and duties as are customarily and usually associated with the position of chief financial officer, or as may from time to time be assigned to him or her by the board of directors, the chairperson, the chief executive officer or the president.

         (ii)  Each assistant treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chief executive officer, the president or the chief financial officer. In the event of the absence, inability or refusal to act of the chief financial officer, the assistant treasurer (or if there shall be more than one, the assistant treasurers in the order determined by the board of directors) shall perform the duties and exercise the powers of the chief financial officer.

ARTICLE VI — STOCK

6.1  STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the corporation by the chairperson of the board of directors or vice-chairperson of the board of directors, or the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretaryany two officers of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The corporation shall not have power to issue a certificate in bearer form.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the corporation in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully-paid shares, the corporation shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2  SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section 6.2 or Sections 151, 156, 202(a) or 218(a) of the DGCL or with respect to this section 6.2 a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.3  LOST, STOLEN OR DESTROYED CERTIFICATES

Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4  DIVIDENDS

The board of directors, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the certificate of incorporation.

The board of directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

6.5  TRANSFER OF STOCK

Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer; provided, however, that such succession, assignment or authority to transfer is not prohibited by the certificate of incorporation, these bylaws, applicable law or contract.

6.6  STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

6.7  REGISTERED STOCKHOLDERS

The corporation:

       (i)  shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

       (ii)  shall be entitled (to the fullest extent permitted by applicable law) to hold liable for calls and assessments the person registered on its books as the owner of shares; and

       (iii)  shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII — MANNER OF GIVING NOTICE AND WAIVER

7.1  NOTICE OF STOCKHOLDERS’ MEETINGS

Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the corporation’s records.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

7.2  NOTICE BY ELECTRONIC TRANSMISSION

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission as permitted by the DGCL.consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

       ~~(i)  the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and~~

       ~~(ii)  such inability becomes known to the secretary or an assistant secretary or to the transfer agent, or other person responsible for the giving of notice.~~

~~However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.~~

~~Any notice given pursuant to the preceding paragraph shall be deemed given:~~

       ~~(i)  if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;~~

       ~~(ii)  if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;~~

       ~~(iii)  if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and~~

       ~~(iv)  if by any other form of electronic transmission, when directed to the stockholder.~~

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

7.3  NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

7.4  NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL

Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.5  WAIVER OF NOTICE

Whenever notice is required to be given to stockholders, directors or other persons under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the board of directors, as the case may be, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE VIII — INDEMNIFICATION

8.1  INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS

Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director of the corporation or an officer of the corporation, or while a director of the corporation or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee or agent of a subsidiary or another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

8.2  INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.3  SUCCESSFUL DEFENSE

To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

8.4  INDEMNIFICATION OF OTHERS; ADVANCE PAYMENT TO OTHERS

Subject to the other provisions of this Article VIII, the corporation shall have power to advance expenses to and indemnify its employees and its agents to the extent not prohibited by the DGCL or other applicable law. The board of directors shall have the power to delegate the determination of whether employees or agents shall be indemnified or receive an advancement of expenses to such person or persons as the board of determines.

8.5  ADVANCE PAYMENT OF EXPENSES

Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems reasonably appropriate and shall be subject to the corporation’s expense guidelines.

8.6  LIMITATION ON INDEMNIFICATION

Subject to the requirements in Section 8.3 and the DGCL, the corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):

       (i)  for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

       (ii)  for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

       (iii)  for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

       (iv)  initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (c) otherwise required to be made under Section 8.7 or (d) otherwise required by applicable law; or

       (v)  if prohibited by applicable law; provided, however, that if any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or ~~unenforcebable~~unenforceable.

8.7  DETERMINATION; CLAIM

If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the corporation under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

8.8  NON-EXCLUSIVITY OF RIGHTS

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

8.9  INSURANCE

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

8.10  SURVIVAL

The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.11  EFFECT OF REPEAL OR MODIFICATION

Any amendment, alteration or repeal of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.

8.12  CERTAIN DEFINITIONS

For purposes of this Article VIII, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VIII.

ARTICLE IX — GENERAL MATTERS

9.1  EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

Except as otherwise provided by law, the certificate of incorporation or these bylaws, the board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.2  FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

9.3  SEAL

The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the board of directors. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.4  CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both an entity and a natural person.

9.5  FORUM FOR CERTAIN ACTIONS

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware (in either case, a “Designated Court”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action arising pursuant to any provision of the DGCL or the corporation’s certificate of incorporation or these bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which a Designated Court determines that: (a) there is an indispensable party not subject to the jurisdiction of such Designated Court (and the indispensable party does not consent to the personal jurisdiction of such Designated Court within ten (10) days following such determination), and or (b) the claim is vested in the exclusive jurisdiction of a court or forum other than the Designated Court, or for which the Designated Court does not have subject matter jurisdiction.

ARTICLE X — AMENDMENTS

These bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least 66 2/3% a majority of the total voting power of then outstanding voting securities, voting together as a single class. The board of directors, acting by the affirmative vote of a majority of the Whole Board, shall also have the power to adopt, amend or repeal bylaws; provided, however, that a bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board of directors.

A10 NETWORKS, INC.

CERTIFICATE OF AMENDMENT OF BYLAWS

The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of A10 NETWORKS, INC., a Delaware corporation and that the foregoing bylaws, comprising 27 pages, were amended and restated on January 8 [   ], 2019 by the corporation’s board of directors.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this [   ]8th day of January[   ], 2019.

Robert D. Cochran, Secretary

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 3, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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E84514-P28598 KEEP THIS PORTION FOR YOUR RECORDS

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A10 NETWORKS, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	For	Withhold
1a. Tor R. Braham	☐	☐
1b. Peter Y. Chung	☐	☐
1c. Dr. Phillip J. Salsbury	☐	☐
1d. Eric Singer	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To approve our Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions relating to:			
2a. Amendments to the Certificate of Incorporation and Bylaws; and	☐	☐	☐
2b. Removal of directors	☐	☐	☐
3. To ratify the appointment of Armanino LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E84515-P28598

A10 NETWORKS, INC.
Annual Meeting of Stockholders
December 4, 2019
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Lee Chen, Tom Constantino and Robert Cochran, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of A10 Networks, Inc., to be held on Wednesday, December 4, 2019 at 10:00 a.m. Pacific time, at the Company's executive offices located at 3 West Plumeria Drive, San Jose, California 95134, and at any adjournments or postponements thereof, as follows:

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side